                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      OF

                             METROMAIL CORPORATION

  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.01 per share (the "Common Stock"), including the associated preferred share purchase rights (the "Rights," and together with the Common Stock, the "Shares"), of Metromail Corporation, a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary at the address set forth below prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

                       The Depositary for the Offer is:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

        By Mail:             By Hand Delivery:      By Overnight Delivery:



 ChaseMellon Shareholder  ChaseMellon Shareholder   ChaseMellon Shareholder
    Services, L.L.C.         Services, L.L.C.          Services, L.L.C.
     Reorganization           Reorganization            Reorganization
       Department               Department                Department
      P.O. Box 3301      120 Broadway, 13th Floor    85 Challenger Road--Mail
  South Hackensack, NJ      New York, NY 10271              Drop-Reorg
          07606

                          By Facsimile Transmission: Ridgefield, NJ 07660

                                (201) 329-8936

                  Confirm Receipt of Facsimile by Telephone:

                                (201) 296-4860

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

  The undersigned hereby tenders to Great Universal Acquisition Corp., a Delaware corporation (the "Purchaser"), which is an indirect wholly owned subsidiary of The Great Universal Stores P.L.C., a corporation organized under the laws of England, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated March 16, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares (as such term is defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

 Number of Shares: _________________

 Certificate Nos. (if available):

 -----------------------------------

 -----------------------------------

 (Check one box if Shares will be
 tendered by book-entry transfer)

 [_] The Depository Trust Company

 [_] Philadelphia Depository Trust
 Company

 Account Number: ___________________

 Dated: ______________________ ,1998


 Name(s) of Record Holder(s):

 -----------------------------------

 -----------------------------------
            Please Print

 Address(es): ______________________

     ---------------------------
                            Zip Code

 Area Code and Tel. No.:

 -----------------------------------

 -----------------------------------
            Signature(s)

 Dated: ______________________ ,1998

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other required documents within three trading days (as defined in the Offer to Purchase) after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All capitalized terms used herein have the meanings set forth in the Offer to Purchase.

 Name of Firm: ______________________     ____________________________________

                                                  Authorized Signature
 Address: ___________________________     Name: ______________________________
                                                      Please Print

    ------------------------------

                             Zip Code
 Area Code and Tel. No.: ____________     Title: _____________________________


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
                                          Dated: ______________________ , 1998